UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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QPC Lasers, Inc.

(Name of Registrant as Specified In Its Charter)

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QPC LASERS, INC.
15632 Roxford Street
Sylmar, CA 91342

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of QPC Lasers, Inc. (the “Company”) will be held at 9:30 a.m. Pacific time on Thursday, May 8, 2008, for the following purposes:

1.
To elect five (5) directors to our Board of Directors to serve for a term of one year and until their successors are elected or appointed. The following individuals are the nominees for election as director:

Robert V. Adams General Merrill A. McPeak Israel Ury George M. Lintz Jeffrey Ungar
2.	To approve an amendment to the Articles of Incorporation to change our name to QPC Holdings, Inc.

3.	To approve an amendment to the Company’s 2006 Stock Incentive Plan to increase the maximum number of issuable shares under the plan.

4.	To ratify the appointment of Weinberg & Company P.A. as the Company’s independent auditors for fiscal year 2007.

5.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.

The Annual Meeting will be held at the Company’s office located at 15632 Roxford Street, Sylmar, CA 91342.

Only stockholders of record at the close of business on March 28, 2008 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO FILL IN THE ENCLOSED PROXY AND TO SIGN AND FORWARD IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. ANY STOCKHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

By Order of the Board of Directors,

/s/ Jeffrey Ungar

Jeffrey Ungar
Chairman of the Board of Directors

Sylmar, California
April 1, 2008

Mailed to Stockholders
on or about April 4, 2008

QPC LASERS, INC.
15632 Roxford Street
Sylmar, California 91342

PROXY STATEMENT
FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

General Information

This proxy statement is furnished to the stockholders of QPC Lasers, Inc., a Nevada corporation (the “Company”), in connection with the solicitation by our Board of Directors (“Board of Directors” or “Board”) of proxies in the accompanying form for use in voting at the annual meeting of stockholders to be held on May 8, 2008, at 9:30 a.m., local time, at 15632 Roxford Street, Sylmar, CA 91342, and any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this proxy statement is the Board of Directors’ proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this proxy statement. In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, telegram or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Revocation of Proxies

All proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this proxy statement unless otherwise directed. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

Record Date and Voting Procedures

The close of business on March 28, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. As of the record date, we had outstanding 38,676,783 shares of common stock, par value $.001 per share (“Common Stock”).

Each stockholder of record is entitled to one vote for each share held on all matters to come before the meeting. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will not be counted in the voting process. The bylaws of the Company do not permit stockholders to cumulate votes for election of directors.

The shares represented by proxies that are returned properly signed will be voted in accordance with each stockholder's directions. If the proxy card is signed and returned without direction as to how they are to be voted, the shares will be voted as recommended by the Board of Directors.

Mailing of Proxy Statement and Proxy Card

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 is enclosed for your convenience but is not to be considered part of the solicitation material. We will pay the cost for preparing, printing, assembling and mailing this proxy statement and the proxy card and all of the costs of the solicitation of the proxies.

Our principal executive offices are located at 15632 Roxford Street, Sylmar, California 91342. This proxy statement and the accompanying proxy card is first being mailed to stockholders on or about April 4, 2008.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

In accordance with our Articles of Incorporation and Bylaws, the Board of Directors consists of not less than one nor more than nine members. The Board of Directors has set the current number of directors at five. At each annual meeting of stockholders of the Company, directors are elected until the next annual meeting of stockholders and until their successors are elected and have qualified. Our Bylaws provide for the election of directors at our annual meeting of stockholders. The Board of Directors proposes the election of the nominees named below.

Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, unless authority is withheld. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

The Board of Directors proposes the election of the following nominees as members of the Board of Directors. If elected, the nominees are expected to serve until the 2009 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Jeffrey Ungar	Israel Ury	Merrill A. McPeak

George Lintz	Robert Adams

Director Nominees

Jeffrey Ungar, Ph.D., President, Chief Executive Officer, Co-Founder and Director

Dr. Ungar formed Quintessence Photonics Corporation (“Quintessence”) in 2000 and has served as its President and Chief Executive Officer since its inception. On May 12, 2006, we entered into a share exchange agreement with Quintessence, and Quintessence became our wholly-owned subsidiary (the “Share Exchange”). Dr. Ungar has been our CEO and Chairman of our Board of Directors since the Share Exchange. Prior to forming Quintessence, Dr. Ungar had a 17 year career at Ortel Corporation, a pioneer in the development of analog fiber optic technology for CATV. He joined Ortel in 1983 as one of the first five employees, and stayed at Ortel until after its sale to Lucent Technologies in 2000 for approximately $2.95 billion. At Ortel, he occupied senior positions including Director of Advanced R&D for Optoelectronic Devices and Director of Material and Structure Technologies. He holds a Ph.D. in Nuclear Physics from the California Institute of Technology.

George M. Lintz, M.B.A., Executive Vice Chairman, Chief Financial Officer, Co-Founder and Director

Mr. Lintz started QPC together with Dr. Ungar in 2000 after a fifteen year career in finance and investment banking. Mr. Lintz founded Lintz Glover White & Company in 1987, an SEC registered, NASD member broker/dealer, and ran the broker-dealer until it was acquired in December 1999. During his tenure at Lintz Glover White & Company, Mr. Lintz financed a number of early stage companies from the technology and finance industries. He founded and served as Chairman of G&H Financial, a commercial finance lender from 1989 to 1994, in which capacity he provided asset-based financing for manufacturing companies. In 1994, Mr. Lintz was appointed by the California State Senate to serve as an advisor to their Local Government Investment Committee. As an advisor, he assisted in drafting the legislation that governs investment practices of state and local government entities in California. Mr. Lintz has been associated with various financial services firms on a part-time basis until July 2005. Mr. Lintz received his M.B.A. in Finance from New York University in 1984.

Israel Ury, Director

Dr. Ury joined the Board of Directors of Quintessence in November 2001 and has served on our Board of Directors since the Share Exchange. From July 2001 to September 2002, he also served as a director for Memlink, Inc. From February 2000 to July 2001 he served as a Senior Technology Consultant for Lucent Technologies and Agere Systems. Dr. Ury founded and served as an executive officer of diode laser manufacturer, Ortel Corporation from 1980 to 2000. Dr. Ury received his B.S. and M.S. from the University of California at Los Angeles, and his Ph. D. from the California Institute of Technology.

Robert Adams, Director

Mr. Adams joined our Board of Directors in May 2006. From 1965 to 1989, Mr. Adams held various positions at Xerox Corporation, rising to the office of Executive Vice President. From 1989 to 1998, Mr. Adams was the CEO of Xerox Technology Ventures. .

Mr. Adams serves on a number of public corporate boards including Documentum Inc. which he founded in 1989 and served as CEO, non executive chairman and where he served as chairman until it was acquired by EMC, as well as Tekelec a telecommunications company. In addition, he is involved in private high tech companies. He also serves in a number of non-profit related organizations as board member including the Los Angeles Opera Co, Purdue College of Engineering and the University of Chicago School of Business. Together with his family he runs a foundation for abused and abandoned children.

Mr. Adams holds a BSME from Purdue (1954), an MBA from the University of Chicago (1961) and an Honorary Doctorate in Engineering from Purdue (2005)

Merrill (“Tony”) McPeak, Director

Gen. Merrill A. McPeak has served as the Vice-Chairman of our Board of Directors since January 2006. General McPeak, USAF (Ret.) is President of McPeak and Associates, a management-consulting firm he founded in 1995. He was Chief of Staff of the United States Air Force from November 1990 to October 1994, when he retired from active military service. General McPeak entered the U.S. Air Force in November 1957 and was a fighter pilot during his early years. He flew 269 combat missions in Vietnam. In 1967-68, he performed in nearly 200 official air shows as Solo Pilot for the USAF Aerial Demonstration Team, the “Thunderbirds.” He commanded the 20th Fighter Wing in 1980-81, Twelfth Air Force in 1987-88, and Pacific Air Forces from 1988 to 1990. In the mid-1980s, he was responsible for the Air Force’s forward financial planning and the overseas sale and support of Air Force equipment and training, at the time a $12 billion a year business.

General McPeak is Chairman of Ethicspoint, Inc., a provider of secure, anonymous systems for reporting ethical violations in the workplace. Prior to its merger into another public company, General McPeak was for several years Chairman of ECC, International, a Florida-based simulation and training company. He has served as a director of several other public companies, including Tektronix and TWA. Currently, General McPeak is a director of Del Global Technologies (OTC: DGTC.PK), a manufacturer and marketer of medical imaging systems, and of Sensis Corp., a privately held manufacturer of military radars and civilian air traffic control systems. He is an investor in and director of several public and private companies in the early development stage, including: Gigabeam (NASDAQ: GGBM), a supplier of high performance, high availability fiber-speed wireless communications; and MathStar (NasdaqGM: MATH), a designer and marketer of specialized semiconductor integrated circuits.

General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from George Washington University. He is a member of the Council on Foreign Relations, New York City.

Information About Our Board of Directors

Director Independence

We use the definition of independence set forth in Rule 4200 of the listing standards of the Nasdaq Stock Market (“Nasdaq”) and the interpretations thereunder to determine if our members of our Board of Directors are independent. In making this determination, our Board of Directors considered, among other things, transactions and relationships between each director or his or her immediate family and the Company, including those reported in the section below captioned, “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the directors are independent. As a result of this review, our Board affirmatively determined, based on its understanding of such transactions and relationships, that Messrs. Adams, McPeak and Ury are independent of the Company and, therefore, a majority of the members of our Board is independent, under the standards set forth in the Nasdaq rules.

Meetings and Committees of the Board of Directors

During 2007, the Board of Directors met nine times and acted by unanimous written consent once. No director attended fewer than 75% of the aggregate of either (i) the total number of board meetings held during the period for which he was a director, or (ii) the total number of committee meetings of the Board held in 2007 on which he served. The directors are invited and encouraged to attend the Company's Annual Meeting of Stockholders. All directors attended the 2007 Annual Meeting of Stockholders of Quintessence.

Compensation Committee

The Compensation Committee met one time in 2007. The Compensation Committee currently consists of Messrs. Adams, McPeak, and Ury, with Mr. Ury as the Chairman of the Compensation Committee. Our Board of Directors has determined that all current members of the Compensation Committee are “independent” as that term is defined in the Nasdaq rules. The Committee’s primary responsibility is to establish and apply our compensation policies with respect to our executive officers.

The Compensation Committee has the authority to (a) determine the compensation practices to be implemented with respect to corporate “Officers” (as defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934), including, without limitation, the general mix of base salary, annual incentive compensation, long term incentive compensation, benefits and equity participation for Officers, (b) review and approve on an annual basis the Company’s corporate goals and objectives relevant to compensation of the CEO and other Officers, (c) evaluate the performance of the CEO and determine the CEO’s compensation, (d) review and approve the compensation paid to other Officers, (e) review periodically the Company’s incentive, equity participation and benefit plans and recommend changes to such plans as the Committee may deem appropriate, administer the Company’s equity-based plans, approve all amendments thereto and approve all equity grants thereunder, (g) review and discuss with Company management any Compensation Discussion and Analysis prepared by the Company for filing with the SEC in accordance with applicable SEC requirements, (h) prepare and approve any Compensation Committee Report required to be furnished by the Company in accordance with applicable SEC requirements, and (i) perform such other duties as the Board may from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and applicable law.

The Compensation Committee may appoint sub-committees and may delegate specified duties to such sub-committees, provided that any sub-committee appointed to administer any stockholder-approved equity plan or to make grants thereunder shall consist of not less than two independent directors. The Compensation Committee shall consult with the CEO as it deems appropriate and may invite the CEO to attend meetings of the Compensation Committee. However, the CEO does not participate in any deliberations or decision-making by the Compensation Committee with respect to establishing goals and objectives for the CEO, evaluating the CEO’s performance, fixing the CEO’s compensation or considering any equity grant to the CEO. The Compensation Committee has a charter, a copy of which is available at http://www.qpclasers.com/governance.htm .

Audit Committee

The Audit Committee met four times in 2007. The Audit Committee currently consists of Messrs. Adams, McPeak, and Ury, with Mr. McPeak as the Chairman of the Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. In addition, the Audit Committee is responsible for approving the audit and non-audit services performed by our independent auditors and for reviewing and evaluating our accounting principles and our system of internal accounting controls.

The Board has determined that each member of the Audit Committee meets the requisite independence requirements for audit committee membership set forth in Section 10A(m) of the Securities Exchange Act of 1934 and the relevant rules adopted thereunder by the SEC. In addition, the Board had determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under the relevant SEC rules and is “financially literate”. Each of the members of the Audit Committee has experience actively supervising the accounting and financial reporting functions or overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

The Audit Committee is responsible for (a) ensuring the integrity of our financial statements and financial reporting process, (b) the retention, oversight and termination of our independent registered public accounting firm, (c) ensuring the independence of our independent accountants and pre-approving all engagements of the independent accountants to perform audit or non-audit services, (d) oversight of any internal audit function at the Company, (e) conferring with Company management and our independent accountants regarding the principal accounting policies employed by the Company, (f) assessing the adequacy of our risk management policies, (g) advising the Board with respect to our compliance with legal and regulatory requirements and (h) performance of such other duties as the Board may from time to time prescribe. The Audit Committee has a charter, a copy of which is provided at http://www.qpclasers.com/governance.htm.

Nominating and Corporate Governance Committee

The Nominating/Corporate Governance Committee met twice in 2007. The Nominating/Corporate Governance Committee currently consists of Messrs. Adams, McPeak, and Ury, with Mr. Adams as the Chairman of the Nominating/Corporate Committee. The purpose of the Nominating/Corporate Governance Committee is to assist the Board in selecting qualified nominees for election to the Board, develop criteria and standards for Board membership, make recommendations regarding the size, composition and operations of the Board and its committees, monitor a process to assess the Board’s effectiveness, and develop and implement a set of corporate governance principles.

As part of the Nominating/Corporate Governance Committee’s oversight of director nomination process, the Nominating/Corporate Governance Committee will consider, among others, candidates recommended by stockholders of the Company. The Nominating/Corporate Governance Committee shall review the background of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board.

The Nominating/Corporate Governance Committee will consider any candidates recommended by stockholders. The stockholder must submit a detailed resume and an explanation of the reasons why the stockholder believes a candidate is qualified for service on the QPC Lasers’ Board. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the written consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit appropriate documentation of its holdings in QPC Lasers’ securities. All communications are to be directed to the Nominating/Corporate Governance Committee, c/o the Chairman of the Nominating/Corporate Governance Committee at 15632 Roxford Street, Sylmar, California 91342.

The Nominating/Corporate Governance Committee does not have specific minimum qualifications or specific qualities or skills which a candidate must possess to be nominated for a position on the Board of Directors. In general, the Nominating/Corporate Governance Committee seeks candidates who have an understanding of the Company’s business and who can provide a perspective which will complement that of other members of the Board. The Nominating/Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current Board members who the Nominating/Corporate Governance Committee believes can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment, and who are willing and able to serve another term, are re-nominated. In seeking to identify potential new members of the Board, the Nominating/ Corporate Governance Committee will utilize their own personal contacts, consult with management of the Company and utilize any other resource the Nominating / Corporate Governance Committee deems appropriate.

The Nominating/Corporate Governance Committee will review the qualifications, experience and background of each candidate. Final candidates will be interviewed by the independent and other directors and executive management of the Company. In making its determinations, the Nominating/Corporate Governance Committee intends to evaluate each individual in the context of the Board as whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee will make its recommendation to the Board. Recommendations received by stockholders will be processed and will be subject to the same evaluation process, as are candidates nominated by the Nominating/Corporate Governance Committee.

There has been no material changes to the procedures by which the stockholders may recommend nominees to the Company’s Board of Directors. The Nominating/Corporate Governance Committee has a charter, a copy of which is provided at http://www.qpclasers.com/governance.htm.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics (the "Ethics Code"). This Ethics Code applies to every director, officer (including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and employee of the Company. A copy of our Ethics Code is provided at http://www.qpclasers.com/governance.htm. The Ethics Code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as NASDAQ rules applicable to issuers listed on the NASDAQ Global Market. The Ethics Code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the Ethics Code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. There shall be no waiver of any part of the Ethics Code for any director or officer except by a vote of the Board of Directors. In case a waiver of the Ethics Code is granted to a director or officer, the notice of such waiver will be posted on our website at http://www.qpclasers.com within 5 days of the board of director's vote and shall remain on the website for a period of 12 months, and thereafter be retained in our files as required by law. The Company also has a policy against insider trading. Upon written request to the Chief Financial Officer, at the address of our principal executive offices, a copy of the Ethics Code will be provided without charge.

Communications with the Board

Our Board of Directors believes that full and open communication between stockholders and members of our Board is in our best interests and the best interests of our stockholders. Stockholders can contact any director or committee of the Board by writing to the Chairman of the Board of Directors, c/o QPC Lasers, Inc., 15632 Roxford Street, Sylmar, CA 91342. The Chairman of the Board of Directors will determine the extent to which such stockholder communications should be disseminated to other members of the Board and what response, if any, should be made to such communications. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our Audit Committee by writing to the Chairman of the Audit Committee, c/o QPC Lasers, Inc., 15632 Roxford Street, Sylmar, CA 91342. Such correspondence, if marked “Confidential”, will be forwarded unopened to the Chair of our Audit Committee.

Compensation of Directors

The following table sets forth information concerning the compensation of our non-employee directors during fiscal year 2006.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
	2006	21,750	—	16,088	—	—	—	37,838
Israel Ury	2007	23,000	—	22,500	—	—	—	45,500

	2006	16,500	—	16,088	—	—	—	32,588
Robert Adams	2007	22,000	—	22,500	—	—	—	44,500

	2006	21,750	—	73,254	—	—	—	95,004
Merrill A. McPeak	2007	23,000	—	22,500	—	—	—	45,500

(1)
The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2006 with respect to performance share grants made in 2006 as well as in prior fiscal years, in accordance with SFAS 123R.

Two of our Directors are also employees and do not receive separate board compensation. Our non-employee directors are each entitled to a quarterly fee of $2,500, $1,000 for attendance at a Board meeting, $1,250 for serving as a Committee Chair, $500 fee for attending Committee meetings and $250 for attending Board or Committee meetings via teleconference. In addition to these cash fees, each non-employee Director receives 25,000 options to purchase Common Stock upon initial election to the Board of Directors, an annual grant of 20,000 options to purchase Common Stock, and an annual grant of 5,000 options for Committee Chair fee.

Required Vote

The five nominees who receive the highest number of affirmative votes will be elected to our Board of Directors. Abstentions and broker non-votes are not counted toward each nominee’s total.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, ages, and positions of our directors and officers.

Name	Age	Position

Jeffrey Ungar	49	Chief Executive Officer, Chairman of the Board, Co-Founder and Director

George Lintz	47	Chief Financial Officer, Chief Operating Officer, Co-Founder and Director

Israel Ury	51	Director

Robert Adams	75	Director

Merrill A. McPeak	71	Director

Paul Rudy	36	Senior Vice President of Marketing and Sales

Blima Tuller	29	Vice President of Finance and Chief Accounting Officer

For background information on our directors, please see Proposal No. 1.

Paul Rudy, Ph.D., Senior Vice President of Marketing and Sales

Dr. Rudy has served with QPC since March 2005. He comes to QPC from an extensive career with Coherent, Inc. He served as Director of Marketing at Coherent Inc.’s Semiconductor Business Unit, leading the tactical and strategic marketing activities of the high power diode laser business, overseeing product management and developing strategies for the business unit’s technology, products, and markets from June 2004 until March 2005. From October 2000 through June 2004, Dr. Rudy acted as Coherent’s Market Development Manager, responsible for developing and executing sales and tactical marketing strategies in the defense and graphics arts markets in North America. Prior to this, he acted as the Product Marketing Manager for Coherent Semiconductor Business Unit, focusing on unmounted bars and stacks. From 1997 to 1999, he was the Scientific Sales Engineer in the Mid-Atlantic region for Coherent Semiconductor Group and Coherent Laser Group. There, he developed several markets for Coherent Inc including the scientific market, enhanced imaging MRI, and defense applications. Prior to his position with Coherent Inc in the Mid-Atlantic, Dr. Rudy worked in the Advanced Technical Sales Group at Coherent, Inc. headquarters. He received his masters and doctoral degrees in physics studying laser manipulation of atoms at the University of Rochester and his B.S. and B.A. from Duke University in physics and philosophy.

Blima Tuller, Vice President of Finance and Chief Accounting Officer

Ms. Tuller joined QPC in October 2006 from Ameripath where she served as Vice President of Finance of Ameripath’s Esoteric Division. From February 2005 to January 2006 she served as Director of Finance of Specialty Laboratories, a NYSE listed clinical reference laboratory that was acquired by Ameripath in January 2006. From February 2003 to February 2005, Ms. Tuller led Specialty Laboratories Internal Audit department, developing an Internal Audit function and bringing the company into compliance with the requirements of the Sarbanes-Oxley Act of 2002. From 1998 to 2003 Ms. Tuller held a variety of positions at the public accounting firms of Arthur Andersen LLP and KPMG LLP, most recently as a Manager in the Management Assurance Services practice at KPMG. She received her B.B.A. in Accounting from Cleveland State University.

Relationships Among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us, based solely through the review of Forms 3, 4 and 5, and amendments thereto filed with the Commission, with respect to beneficial ownership of our Common Stock as of March 12, 2008, by (i) each stockholder known to us to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) the Named Executive Officers; and (iv) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Total Outstanding Common Stock Beneficially Owned(1)	Approximate Percent of Shares of Common Stock Beneficially Owned

Jeffrey Ungar, Chief Executive Officer, and Director (2)	4,653,559	11.8%

George Lintz, Chief Financial Officer and Director (3)	2,767,933	6.9%

Israel Ury, Director (4)	233,198	*

Merrill McPeak, Director (5)	173,485	*

Robert Adams, Director (6)	388,275	*

Paul Rudy, Vice President, Marketing and Sales (7)	396,958	*

Blima Tuller, Vice President, Finance (8)	107,805	*

Finisar Corporation 1389 Moffett Park Drive, Sunnyvale, California 94089	3,784,778	9.8%

Wendell Lew (9) P.O. Box 22729, Honolulu, Hawaii 96823	2,870,252	7.4%

Bristol Investment Fund, Ltd. (10) 10990 Wilshire Blvd. Suite 1410 Los Angeles, CA 90024	5,290,740	12%

IRA FBO J. Steven Emerson Rollover II Pershing LLC as custodian (11) c/o T.R. Winston & Company, 1999 Ave of the Stars, Suite 2550, Los Angeles, CA 90067	7,142,858	15.6%

Drew Rayman (12)	2,309,225	5.6%

All Directors and officers as a group (6 persons) (13)	8,721,213	20.6%

* Less than one percent.

(1)	Included in this calculation are shares deemed beneficially owned by virtue of the individual’s right to acquire them within 60 days of the date of this report.

(2)
Includes warrants to purchase 488,000 and 39,683 shares at $1.25 and $1.05 per share, respectively, and options to purchase 100,000, 36,111 and 131,250 shares at $0.38, $1.18, and $1.25 pre share, respectively, and 26,455 shares upon conversion of secured convertible debentures that are exerciseable within 60 days of March 14, 2008.

(3)
Includes warrants to purchase 1,432,000 and 39,683 shares at $1.25 and $1.05 per share, respectively, and options to purchase 100,000, 36,111 and 61,250 shares at $0.38, $1.18, and $1.25 pre share, respectively, and 26,455 shares upon conversion of secured convertible debentures that are exerciseable within 60 days of March 14, 2008.

(4)
Includes warrants to purchase 39,683 shares at $1.05 per share, options to purchase 40,000, 25,000 and 25,000 shares at $0.38, $1.20 and $1.25 per share, respectively, and 26,455 shares upon conversion of secured convertible debentures that are exercisable within 60 days of March 14, 2008.

(5)
Includes warrants to purchase 19,841 shares at $1.05 per share, options to purchase 85,416 and 25,000 shares at $1.25 and $1.20 per share, respectively, and 13,228 shares upon conversion of secured convertible debentures that are exercisable within 60 days of March 14, 2008.

(6)
Includes warrants to purchase 158,730 shares at $1.05 per share, options to purchase 25,000 and 25,000 shares at $1.25 and $1.20 per share, respectively, and 105,820 shares upon conversion of secured convertible debentures that are exercisable within 60 days of March 14, 2008.

(7)
Includes warrants to purchase 19,841 shares at $1.05 per share, options to purchase 200,000 and 158,889 shares at $0.38 and $1.25 per share, respectively, and 13,228 shares upon conversion of secured convertible debentures that are exercisable within 60 days of March 14, 2008.

(8)
Includes warrants to purchase 39,683 shares at $1.05 per share, options to purchase 41,667 shares at $1.30 per share, and 26,455 shares upon conversion of secured convertible debentures that are exercisable within 60 days of March 14, 2008.

(9)
Includes promissory notes that are convertible into 48,805 shares. Also includes warrants to purchase 151,666 shares that are exerciseable within 60 days of March 14, 2008. All QPC securities are held by Wendell Y.M. Lew Revocable Living Trust, U/A 12-07-99, Wendell Lew, TTEE.

(10)	Includes 2,116,295 shares upon conversion of secured convertible debentures and warrants to purchase 3,174,445 shares that are exercisable within 60 days of March 14, 2008.

(11)	Includes 2,857,143 shares upon conversion of secured convertible debentures and warrants to purchase 4,285,715 shares that are exercisable within 60 days of March 14, 2008.

(12)	Includes 553,690 shares upon conversion of secured convertible debentures and warrants to purchase 1,755,535 shares that are exercisable within 60 days of March 14, 2008.

(13)
Includes warrants to purchase 2,277,144 shares, options to purchase 1,146,944 shares, and 238,096 shares upon conversion of secured convertible debentures, all of which are exercisable within 60 days March 14, 2008.

We are not aware of any arrangements which may result in a change in control of the Company.

Section 16(a) Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and persons who own more than 10% of their Company’s common stock file reports of ownership and changes in ownership with the SEC and with the exchange on which the Company’s shares of common stock are traded.  Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms, and information received from certain 10% shareholders, the Company is not aware that any of its directors and executive officers or 10% stockholders failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2007

EXECUTIVE COMPENSATION

2006 and 2007 Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by or paid to our principal executive officer and the two other highest paid executive officers whose total compensation in each fiscal year 2006 and 2007 exceeded $100,000. We refer to these executive officers as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Jeffrey Ungar	2006	277,308	150,000	(2)	—	36,907	—	—	8,880	(3)	473,095
Chief Executive Officer, Chairman of the Board, Co-Founder and Director	2007	295,000	—		—	78,938	—	—	8,535	(4)	382,473

George Lintz	2006	251,731	150,000	(5)	—	24,842	—	—	8,880	(6)	435,453
Chief Financial Officer, Executive Vice Chairman of the Board, Co-Founder and Director	2007	265,000	—		—	60,375	—	—	8,535	(7)	333,910

Paul Rudy	2006	200,000	150,500		—	25,128	—	—	5,192	(8)	380,820
Senior Vice President Marketing and Sales	2007	200,000	100,500		—	37,125	—	—	8,350	(9)	345,975

(1)
The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2006 with respect to performance share grants made in 2006 as well as in prior fiscal years, in accordance with SFAS 123R.

(2)
Includes a $50,000 bonus for 2005 and $100,000 bonus for 2006 that were approved in 2006. Mr. Ungar agreed to defer payment of the $150,000 bonus until the earlier of (i) such date as the Compensation Committee may determine that the Company has sufficient cash resources to pay the cash bonuses, or (ii) March 15, 2008.

(3)	Includes of $7,500 in 401(k) matching contributions and $1,380 of term life insurance premiums paid by us.

(4)	Includes of $7,155 in 401(k) matching contributions and $1,380 of term life insurance premiums paid by us.

(5)
Includes a $50,000 bonus for 2005 and $100,000 bonus for 2006 that were approved in 2006. Mr. Lintz agreed to defer payment of the $150,000 bonus until the earlier of (i) such date as the Compensation Committee may determine that the Company has sufficient cash resources to pay the cash bonuses, or (ii) March 15, 2008.

(6)	Includes of $7,500 in 401(k) matching contributions and $1,380 of term life insurance premiums paid by us.

(7)	Includes of $7,155 in 401(k) matching contributions and $1,380 of term life insurance premiums paid by us.

(8)	Consists of $5,192 in 401(k) matching contributions paid by us.

(9)	Includes of $7,750 in 401(k) matching contributions and $600 of term life insurance premiums paid by us.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table sets forth information concerning unexercised options, granted as equity incentive awards, held by each of our Named Executive Officers as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jeffrey Ungar	100,000	—	—	0.38	6/29/2014	—	—	—	—
	100,000	125,000	—	1.25	5/11/2016	—	—	—	—
	25,000	75,000	—	1.18	12/20/2016	—	—	—	—

George Lintz	100,000	—	—	0.38	6/29/2014	—	—	—	—
	66,667	83,333	—	1.25	5/11/2016	—	—	—	—
	25,000	75,000	—	1.18	12/20/2016	—	—	—	—

Paul Rudy	200,000	—	—	0.38	5/18/2015	—	—	—	—
	75,000			1.25	11/17/2015	—	—	—	—
	23,611	26,389		1.25	4/12/2016	—	—	—	—
	44,444	55,556		1.25	5/11/2016	—	—	—	—

Employee Benefit Plan

The Company established a defined contribution plan allowing eligible employee income deferrals as permitted by Section 401 (k) of the Internal Revenue Code effective January 1, 2002. This plan covers substantially all full-time employees after minimum service requirements are met. The Company contributes a percentage of participants’ cash contribution subject to certain limits.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Equity Compensation Plan Information

The 2006 Stock Incentive Plan became effective on May 3, 2006. All options to purchase stock of Quintessence which were outstanding at the time of the Share Exchange were assumed by us and converted into options to purchase shares of our Common Stock. Prior to the Share Exchange, Quintessence had 2,395,250 options outstanding which had been issued pursuant to a shareholder approved plan, and 859,598 options outstanding which had been issued pursuant to Board approval but not under a shareholder approved plan. The number of shares subject to each assumed and converted option was equal to the number of shares of Common Stock which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per share exercise price in effect under the option at the time of conversion.

The 2006 Stock Incentive Plan permits issuance of stock options. Under the 2006 Stock Incentive Plan options may be granted to employees, non-employee members of our Board of Directors, and consultants and other independent advisors in our employ or service. The number of shares of Common Stock issuable under the 2006 Stock Incentive Plan is 5,400,000 shares. As of March 10, 2008, 4,588,300 options had been issued under the Plan and 150,000 options issued under the Plan had been exercised.

Each option will have a maximum term (not to exceed 10 years) set by the plan administrator (our Compensation Committee) at the time of grant, subject to earlier termination following the optionee’s cessation of employment. All options are non-statutory options under the Federal tax law, unless they are incentive stock options granted to employees.

In addition to the 2006 Stock Incentive Plan, the Company has from time to time made certain equity compensation grants to employees and directors that were not subject to the 2006 Stock Incentive Plan. All such grants are approved by the Compensation Committee of the Board of Directors. No such grants were made in 2007.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under the equity compensation plan

Equity compensation plans approved by security holders	4,127,250	$0.83	1,122,750

Equity compensation plans not approved by security holders	859,598	$1.25	N/A

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2005 Quintessence borrowed money from our executive officers pursuant to a Loan Agreement. Quintessence issued a 10% secured promissory note in the principal amount of $200,000 to Jeffrey Ungar, our Chief Executive Officer, and another 10% secured promissory note in the principal amount of $300,000 to George Lintz, our Chief Financial Officer (collectively, as amended, the “Bridge Notes” and Mr. Lintz and Mr. Ungar may be referred to as the “Bridge Noteholders”). The notes were due and payable on January 31, 2006. The lenders had a security interest in our cash, deposit accounts, fixed assets, intellectual properties, and certain insurance proceeds. This security interest was subordinated to the Senior Secured Promissory Notes originally issued by Quintessence on May 21, 2004 and the Senior Subordinated Secured Promissory Notes dated as of September 30, 2005. Quintessence also paid a loan origination fee of 5% or, $10,000 and $15,000, to each of Mr. Ungar and Mr. Lintz, respectively. Quintessence also granted to each of Mr. Ungar and Mr. Lintz, a warrant to purchase 128,000 and 192,000 shares of common stock, respectively, at $1.25 a share. Pursuant to the Share Exchange, such warrants may now be exercised to acquire our common stock.

Effective as of January 25, 2006, Quintessence amended the Loan Agreement to mature on March 27, 2006 instead of January 31, 2006 and the Bridge Noteholders agreed to further potential extensions of the maturity date of the Bridge Notes. In consideration of this amendment, Quintessence paid the Bridge Noteholders a loan origination fee of 3% of the original principal amount of the Bridge Notes (“3% Origination Fee”) or $15,000. Quintessence also issued 60,000 Bridge Warrants. For every 30 day period beyond February 24, 2006 that the Bridge Notes remained outstanding, Quintessence was obligated to issue another 60,000 Bridge Warrants for every $100,000 in principal outstanding. These Bridge Notes were repaid in April 2006. In aggregate, Quintessence granted Mr. Ungar and Mr. Lintz an additional 360,000 and 540,000 warrants, respectively, in consideration of the Bridge Notes extension. Pursuant to the Share Exchange, such warrants may now be exercised to acquire our common stock.

During 2004, Quintessence issued $3,250,000 of notes payable to seven note holders, some of whom are our stockholders. One note holder who purchased $2,500,000 in principal is a partnership of which Mr. Lintz is a 50% partner. The partnership assigned its rights and payments under the notes to a third party unaffiliated lender. The original term of the notes was 24 months, bearing interest at 10% per annum, with no principal and interest payments required for the initial three months. The notes were secured by all of the assets of the Company, including its intellectual property. One warrant for every $1.33 of principal was granted to each note holder, with each warrant being convertible into one share of common stock at $3.75 per share. The warrants were immediately vested and have a six year term. During 2005, five of the seven note holders agreed to modify the terms of their notes. The modifications included deferring principal payments from April 2005 to March 2006, thereafter principal payments would commence until the notes were fully paid in May 2007. In addition, 840,000 warrants were issued to the five note holders who elected to defer principal payments on their loans. One of the five note holders was the partnership of which Mr. Lintz is a 50% partner. The partnership was issued 400,000 of the 840,000 warrants. Upon the closing of a financing in the first half of 2006, the exercise price of the warrants for the five individuals who extended their notes was adjusted to $1.25 per share.

In April 2007, the Company raised funds through the sale of secured convertible debentures in the aggregate principal amount of $7,976,146 at an original issue discount of 10%and five year warrants to purchase up to 11,394,495 shares of our common stock to certain purchasers. All of the Company’s directors and executive officers participated as investors. One director, Robert Adams, invested an amount equal to $100,000 in the April 2007 Debenture Offering. The investment amounts of the other directors and officers in the April 2007 Debenture Offering were less than 1% of the total assets of the Company as of December 31, 2006.

In August 2001, Finisar Corporation acquired 1,756,480 shares of the Series A Preferred stock of Quintessence for $5 million. In addition to Finisar’s equity investment, they made a five-year term loan to Quintessence for $7 million, closing in two tranches between August 2001 and January 2002. In January 2002, $45,500 of accrued interest was added to the balance of the loan. Through September 18, 2003, Quintessence paid $1,996,225 of principal on the loan to Finisar. On September 18, 2003, Finisar converted the $5,049,275 remaining principal balance on their term loan into 1,618,883 shares of the Series B Preferred Stock of Quintessence pursuant to an exchange agreement (the “2003 Exchange Agreement”). During 2006, Finisar received 3,375,363 shares of Quintessence common stock as a result of a stock dividend. The 1,756,480 shares of Series A Preferred stock and 1,618,883 shares of Series B Preferred were ultimately exchanged for 3,375,363 shares of our common stock in the Share Exchange. As a result of the share dividend and the Share Exchange, Finisar ultimately held 6,750,726 shares of our common stock at December 31, 2006.

Pursuant to the terms of the 2003 Exchange Agreement with Finisar, Quintessence granted Finisar a royalty free, fully paid, nonexclusive license to all of its existing and future intellectual property (the "IP License"). In addition, Quintessence granted Finisar favorable pricing assurances with respect to all of its products. The IP license was terminated effective as of September 18, 2006. As consideration for terminating the IP License, Quintessence issued to Finisar a $6,000,000 secured note payable. The note is secured by substantially all of the assets of Quintessence. The value of the note was recognized as a license termination fee in the accompanying consolidated statements of operations for the year ending December 31, 2006

PROPOSAL NO. 2
AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO QPC HOLDINGS,
INC.

The Board of Directors has unanimously approved an amendment to the Company’s Articles of Incorporation (the “Amendment”), subject to shareholder approval, to change the name of the Company from QPC Lasers, Inc. to QPC Holdings, Inc.

The proposed name change is to permit the Company’s wholly owned subsidiary, Quintessence Photonics Corporation (“Quintessence”), to change its name to QPC Lasers, Inc. Quintessence is the legal entity which owns all of our operating assets and which enters into agreements with third parties to develop and sell products. The Board of Directors believes it would be more efficient, now that “QPC Lasers” is an established name in the photonics industry, to change the name of Quintessence to QPC Lasers, Inc.so that the name QPC Lasers will appear on our business contracts, correspondence, etc. In order to permit Quintessence to change its name to QPC Lasers, the Company must change its name and we have proposed QPC Holdings, Inc. as a new name for the company.

The proposed change in our corporate name would not have any effect upon shareholders. The ticker symbol of the Company will not change as a result of the proposed name change. Your stock certificates will remain valid and shareholders will not be required to submit their stock certificates for exchange as a result of this proposed name change. Following the effective date of the Amendment, if approved, all new stock certificates issued by the Company would be printed with the Company’s new name.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required to approve the Amendment. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF
INCORPORATION CHANGING THE NAME OF THE COMPANY FROM QPC LASERS, INC. TO QPC
HOLDINGS, INC.

PROPOSAL NO. 3
RATIFICATION AND APPROVAL OF
AN AMENDMENT TO THE COMPANY’S 2006 STOCK INCENTIVE PLAN

General

The Company’s stockholders are being asked to act upon a proposal to approve an increase in the number of shares subject to the Company’s 2006 Stock Incentive Plan (the “2006 Plan”). The Board of Directors have approved an amendment to the 2006 Plan (“2006 Plan Amendment”), subject to stockholder approval, to increase the number of shares reserved under the 2006 Plan from 5,400,000 to 11,400,000 shares. As of March 10, 2008, 4,588,300 options have been issued under the 2006 Plan and 150,000 options issued under the 2006 Plan have been exercised. As of March 10, 2008, we have approximately 800,000 additional options which may be granted under the 2006 Plan. The Board of Directors believes this number is not sufficient.

The 2006 Plan is intended to enable the Company to attract and retain the best available personnel, to align the interests of the Company’s employees with its stockholders, to provide additional incentives to employees, directors and consultants and to promote the success of the Company’s business. We are a small technology based company which is dependent upon the skills of our personnel, many of whom hold doctorate degrees, to design and produce products that are cutting edge technology. Our ability to attract and retain such personnel depends in part on offering them a substantial reward if the company succeeds and our stock price increases in value. The increase in the number of shares reserved for issuance under the 2006 Plan is intended to provide sufficient equity incentives for the next two to three years. The exact benefits to be received pursuant to the 2006 Plan Amendment by the Company’s directors, executive officers and employees are not determinable at this time as all future grants of options must be approved by our Compensation Committee or such other administrator as might be appointed by the Board. The Compensation Committee has not committed to issue any specific grants from the additional authorized shares to any individual or group of individuals.

With the exception of the proposed increase in the number of shares reserved under the 2006 Plan, there are no other proposed changes to the 2006 Plan.

Approval of the proposed increase in shares covered by the 2006 Plan could result in future dilution of our stockholders. The 2006 Plan permits the issuance of both incentive and non-qualified stock options. Incentive stock options must be granted with an exercise price fixed at the fair market value of our stock on the date of grant. However, non-qualified options could be granted with an exercise price lower than the fair market value of our common stock on the date of grant. We have not in the past granted any stock options with an exercise price lower than the fair market value on the date of grant. Our practice in determining fair market value has been to use the closing price of our stock on the date of grant, unless the grant is approved after the market has closed for the day, in which event, we use the closing price of our stock on the next business day. All grants under the 2006 Plan must be approved by our Compensation Committee or a majority of our independent directors.

The Board of Directors has concluded that the proposed 2006 Plan Amendment is in the best interests of the Company and its stockholders. The amendment described herein is subject to and conditioned up stockholder approval.

Required Vote

Approval of the proposal requires the affirmative vote of the holders of a majority of the shares for which votes are cast at a meeting at which a quorum is present. Stockholders abstaining from voting on Proposal No. 3 will be counted for purposes of determining a quorum. Abstentions will have the same effect as a “no” vote, whereas Broker non-votes will not be considered as present or voting, and as such each will have no effect on the vote for this proposal.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2006 PLAN.

A general description of the principal terms of the 2006 Plan is set forth below. This description is qualified in its entirety by the terms of the 2006 Plan, a copy of which was filed with the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 filed on August 15, 2006.

Summary of 2006 Plan

The 2006 Plan was adopted by the Board of Directors in May 2006 and approved by the stockholders in May 2006. Subject to the adjustment for any change of the capital structure of the Company, the total number of shares that may be issued pursuant to the 2006 Plan is 5,400,000 shares of common stock of the Company. The 2006 Plan will continue to be in effective for a term of ten years and will terminate on May 3, 2016, unless otherwise terminated by the Board or with the approval of the Company’s stockholders to the extent such approval is required by applicable laws.

The 2006 Plan is administered by the Board or any of the committees (composed of members of the Board) appointed to administer the 2006 Plan (collectively, the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the 2006 Plan and to determine eligibility. Employees, directors and consultants of the Company or its subsidiary corporations are eligible to participate in the 2006 Plan. The Administrator determines who will receive awards under the Plan as well as the terms and conditions of any award.

Stock options granted under the 2006 Plan may be either incentive stock options (“ISOs”) under the provisions of section 422 of the Code, or non-qualified stock options. ISOs may be granted only to employees of the Company or its subsidiary corporation(s). Awards other than ISOs may be granted to employees, directors and consultants under the 2006 Plan. We currently have approximately 60 employees and three non-employee directors who are eligible participants under the 2006 Plan.

Under the 2006 Plan, options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee.

The term of each award will be stated in the award agreement but in no event will the term of any award under the 2006 Plan exceed ten years. In the case of an ISO granted to an individual who owns more than ten percent (10%) of the Company’s voting stock, the term of such incentive stock option will not be more than five years. Each award will vest and become exercisable in accordance with the vesting schedule contained in the notice of stock option award. Each grantee may exercise those options with respect to shares that have vested pursuant to the vesting schedule contained in the notice of stock option award. Options will vest only during the time of grantee’s continuous employment. Continuous employment means that the service grantee provides to the Company or its subsidiary corporation(s) is not interrupted or terminated during the period beginning on the date of the granting of the ISO and ending on the date three months before such exercise. Continuous employment shall not be deemed to be interrupted by transfer between subsidiaries or between Company and subsidiary whether or not effected by termination from one entity or rehire by another.

Under the 2006 Plan, the exercise price for each award is determined by the Administrator. In the case of awards intended to qualify as ISOs, the exercise price per share for each option shall not be less than 100% and in the case of a non-qualified stock option not less than 85% of the fair market value (closing price) of a share of common stock on the date the option is granted. However, in the case of an ISO grant to an employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any subsidiary of the Company, the exercise price will be no less than 110% of the fair market value of a share of common stock on the date the option is granted. The exercise price is generally payable in United States dollars and may be in cash, check or shares of common stock.

The aggregate number of class of shares as to which options may be granted under the 2006 Plan, the number and class shares subject to each outstanding option, the price per share thereof (but not the total price), and the minimum number of shares as to which an option may be exercised at any one time, shall be proportionately adjusted in the event of any change or increase or decrease in the number of the issued shares of common stock of the Company, without receipt of consideration by the Company, which results from a split up or consolidation of shares, payment of a stock dividend, a recapitalization, a combination of shares or other like capital adjustment, so that upon exercise of the option the optionee shall receive the number of class of shares he/she would have received had he/she been the holder of the number of common shares for which the option is being exercised immediately before the effective date of such change or increase or decrease in the number of issued shares of common stock. Subject to any required action by the Company’s stockholders, if the Company shall be the surviving corporation in any reorganization, merger or consolidation, the aggregate number of class of shares on which options may be granted under the 2006 Plan, together with each outstanding option, shall be proportionately adjusted so as to apply to the securities for which the holder of the number of shares of common stock of the company is subject to the 2006 Plan or to any outstanding option would have been entitled.

The Board, subject to certain limitations, may at any time amend, suspend or terminate the 2006 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain, in such a manner and to such a degree as required, stockholder approval of any such amendment including amendments for (1) any material increase in the number of shares to be issued under the plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction), (2) any material increase in benefits to participants, including any material change to: (i) permit a repricing (or decrease in exercise price) of outstanding options, (ii) reduce the price at which shares or options to purchase shares may be offered, or (iii) extend the duration of a plan; (3) any material expansion of the class of participants eligible to participate in the plan; and (4) any expansion in the types of options or awards provided under the plan.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of 2006 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

Nonstatutory stock options. The grant of a nonstatutory stock option under the 2006 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options. An incentive stock option previously granted under the 2006 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option - i.e., the difference between the fair market value of the shares at exercise and the exercise price - is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Audit Committee has selected Weinberg & Company, P.A. (“Weinberg”) as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. We expect a representative of Weinberg to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Weinberg as our independent auditors. However, the Audit Committee of the Board of Directors is submitting the selection of Weinberg to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

In connection with the audit of the 2007 financial statements, we entered into an engagement agreement with Weinberg which set forth the terms by which Weinberg will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act of 1934, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. Additionally, the Audit Committee must approve all audit and non-audit services performed by the Company’s independent auditors. Furthermore, the Audit Committee is responsible for reviewing and evaluating the Company’s accounting principles and the Company’s system of internal accounting controls. Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors, Weinberg, are responsible for auditing those financial statements. The Audit Committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent auditors.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and Weinberg, the Company’s independent auditors.

2.
The Audit Committee has discussed with Weinberg (a) their judgments as to the quality of the Company’s accounting policies, and (b) the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.
The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel.

4.
The Audit Committee discussed with the Company’s management and Weinberg the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 in connection with the Annual Report on Form 10-K and other periodic filings with the Commission.

5.
The Audit Committee has received the written disclosures and the letter from Weinberg required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee considered whether the audit and non-audit services provided by Weinberg were compatible with maintaining its independence from the Company. Based on discussions with Weinberg, the Audit Committee determined that the services provided to the Company by Weinberg were compatible with maintaining the independence of Weinberg.

6.
Based on the reviews and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Company’s board of directors, and the board approved, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, that is to be filed with the Securities and Exchange Commission no later than March 31, 2008.

7.
The Audit Committee has also recommended the selection of Weinberg and, based on the committee’s recommendation, the board of directors has selected Weinberg as the Company’s independent auditors for the fiscal year ending December 31, 2008. The board of directors is submitting the selection of Weinberg to the stockholders for ratification.

Submitted by the Audit Committee:	Merril A. McPeak, Chairman Israel Ury Robert Adams

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Weinberg performed services for us in fiscal years 2006 and 2007 related to financial statement audit work and quarterly reviews. Fees paid to Weinberg in fiscal years 2006 and 2007 were as follows:

	2006		2007
Audit Fees	$156,280	(1)	$170,102
Audit-Related Fees	$0		$0
Tax Fees	$0		$0
All Other Fees	$0		$0

(1)
Audit fees represent fees paid to Weinberg for the audit of consolidated financial statements for the fiscal years ended December 31, 2006 and 2007, and the review of financial statements included in our quarterly reports on Form 10-Q and Form SB2.

The Audit Committee approved 100% of the above set forth fees in 2006 and 2007.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Weinberg, our independent auditors, must be approved in advance by the Audit Committee to assure that such services do not impair the auditors’ independence from the Company. The Audit Committee must pre-approve all audit services and any other services to be provided by the Company's independent registered public accounting firm, as well as the fees to be paid for such services.

Required Vote

The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented at the Annual Meeting is required to approve the ratification of the selection of Weinberg as our independent auditors for fiscal year 2008. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
THE SELECTION OF WEINBERG & COMPANY, P.A.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On May 12, 2006, we entered into a Share Exchange Agreement with Quintessence Photonics Corporation, a Delaware corporation (“Quintessence”), and the stockholders of all of the equity stock of Quintessence (the “Quintessence Stockholders”), and closed the transaction on the same date (the “Share Exchange”). Pursuant to the Share Exchange, Quintessence became our wholly-owned subsidiary and the former stockholders of Quintessence became the holders of approximately 87% of our Common Stock. QPC, the acquirer for accounting purposes, retained its independent registered public accounting firm, Weinberg & Company, P.A. (“Weinberg”), resulting in a change of our outside accountant. We dismissed Bagell Josephs, Levine & Company, L.L.C. ("Bagell") as our independent accountant effective as of October 23, 2006. The decision to change accountants was recommended by our Audit Committee by unanimous written consent dated October 23, 2006.

Bagell’s report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles, except that in the Pre-Effective Amendment to Form SB-2 filed on May 31, 2005, the Registration Statement on Form SB-2 filed on December 23, 2004, Amendment No. 1 to Form SB-2 filed on June 7, 2005, Amendment No. 2 to Form SB-2 filed on June 7, 2005 and Report of Independent Registered Public Accounting Firm section of the our annual report on Form 10-KSB for the fiscal year ended December 31, 2005, Bagell modified their opinions on the financial statements by indicating that their opinion on the financial statements were prepared assuming we continue as a going concern. Bagell indicated that since we had just begun operations, were currently developing our business, had sustained operating losses and were looking to raise capital over the next year to assist in funding our operations, substantial doubt was raised about our ability to continue as a going concern. During the two most recent fiscal years and through the date of this proxy statement, (1) we had no disagreements with Bagell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and (2) there has been no disagreement or event as described in Item 304(a)(1)(iv) of Regulation S-B. As there has not been any disagreement or event as described in Item 304(a)(1)(iv) of Regulation S-B, during the fiscal year in which the change in accountants took place and during the later fiscal year, there have not been any transactions or events similar to those involved in such disagreement or event; and there were no transactions or events that were material and needed to be accounted for or disclosed in a manner different from that which the former accountants apparently would have concluded was required.

On October 23, 2006, our Audit Committee confirmed the engagement of Weinberg & Company, P.A. as our new independent registered public accounting firm. Prior to such confirmation, Weinberg reviewed our consolidated financial statements for the period ended June 30, 2006. Weinberg audited our consolidated balance sheet as of December 31, 2006 and December 31, 2005 and the related consolidated statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years ended December 31, 2006, 2005 and 2004. Weinberg expressed that in their opinion, the consolidated financial statements present fairly, in all material respects, our consolidated financial position as of December 31, 2006 and December 31, 2005 and the consolidated results of our operations and our cash flows for the years ended December 31, 2006, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America. However, Weinberg modified their opinions on the financial statement by indicating that their opinion on the consolidated financial statements was prepared assuming we continue as a going concern. Weinberg indicated that we incurred a net loss of $18,692,607 and used $8,219,053 of cash in operations for the year ended December 31, 2006 and had a stockholders’ deficiency of $1,231,330 as of December 31, 2006 and incurred a net loss of $7,777,858 and used $6,440,414 of cash in operations for the year ended December 31, 2005 and had a working capital deficiency of $1,635,421 as of December 31, 2005, which raises substantial doubt about our ability to continue as a going concern.

Other than this change, there were no other changes in or disagreements with our accountants on accounting and financial disclosure during the last two fiscal years.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to Be Brought Before an Annual Meeting and Considered for Inclusion in our Proxy Materials. Under Securities Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2009 Annual Meeting of Stockholders must provide the Company at our principal offices in Sylmar, California with a written copy of that proposal by no later than 120 days before the first anniversary of the release of Company's proxy materials for the 2008 Annual Meeting. However, if the date of our Annual Meeting in 2009 changes by more than 30 days from the date on which our 2008 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2009 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act, the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.

OTHER MATTERS

Annual Report

Our annual report for the fiscal year ended December 31, 2007 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the annual meeting.

Form 10-KSB

Our annual report on Form 10-KSB for the fiscal year ended December 31, 2007 is mailed concurrently with the mailing of these proxy materials. Our annual report is also available on our website at http://www.qpclasers.com. Upon written request to the Chief Financial Officer, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-KSB may be made available at a reasonable charge.

Householding of Annual Meeting Materials

In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family, unless we have received contrary instructions from one or more of such stockholders. Each stockholder will continue to receive a separate proxy card. Upon request to Chief Financial Officer, at the address of our principal executive offices or by phone at (818) 986-0000, you may revoke your decision to household, and we will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies of annual reports or proxy statements upon request to the Chief Financial Officer, at the address of our principal executive offices or by phone at (818) 986-0000.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

Other Matters

Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxy holders.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Jeffrey Ungar

Jeffrey Ungar
Chairman of the Board of Directors

Sylmar, California
April 1, 2008

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF QPC LASERS, INC.

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of QPC LASERS, INC., a Nevada corporation (the “Company”), hereby appoints George M. Lintz and Jeffery Ungar, respectively, and each of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of the Company to be held on May 8, 2008 at 9:30 a.m., at 15632 Roxford Street, Sylmar, California 91342, and at any postponement or adjournment thereof, and to vote all shares of its stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE NOMINEES NAMED BELOW FOR ELECTION TO THE BOARD OF DIRECTORS,(2) THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO QPC HOLDINGS, INC., (3) THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2006 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF ISSUABLE SHARES UNDER THE PLAN; AND (4) THE RATIFICATION OF THE SELECTION OF WEINBERG & COMPANY P.A. AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.        ELECTION OF THE DIRECTORS:

☐	FOR the nominees listed below (except as indicated)	☐	WITHHOLD AUTHORITY to vote for the nominees as indicated below

If you wish to withhold authority to vote for any one of the following nominees, strike a line through such nominee’s name listed below.

Robert V. Adams
George M. Lintz
General Merrill A. McPeak
Jeffrey Ungar
Israel Ury

2.     PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO QPC HOLDINGS, INC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE COMPANY’S 2006 STOCK PLAN TO INCREASE THE MAXIMUM NUMBER OF ISSUABLE SHARES UNDER THE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. PROPOSAL TO RATIFY THE SELECTION OF WEINBERG & COMPANY P.A. AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2008:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears hereon, date and return this Proxy. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate below the number and class of shares owned.

Dated: ________________________, 2008

(Signature)

(Signature, if held jointly)

Printed Name(s): _________________________________

Shares Owned

__________________________________

__________________________________

I (We) ☐ will, ☐ will not, attend the
Annual Meeting in person.

If your address has changed, please provide
your correct address in the space above.

NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND
MAILED IN THE UNITED STATES.